Exhibit 3.2

BYLAWS

OF

MOTOR TREND AUTO SHOWS INC.

(A Delaware Corporation)

ARTICLE I.   OFFICES

                Section 1.     The registered office of the Corporation in the State of Delaware shall be in the City of Dover, County of Kent.

                Section 2.     The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.  STOCKHOLDERS

                Section 1.     The annual meeting of the stockholders of the Corporation shall be held annually at such place either within or without the State of Delaware as shall be designated by the Board of Directors and stated in the notice of the meeting.

                Section 2.     The meeting shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  The business to be transacted at the meeting shall be the election of Directors and such other business as may be properly brought before the meeting.

                Section 3.     Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten or more than sixty days before the date of the meeting, except as otherwise required by law.

                Section 4.     The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete lists of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of such stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held or a place specified in the notice of the meeting.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                Section 5.     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statue or by the Certificate of Incorporation may be called by the President or by the president or secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state the purpose of the meeting.

                Section 6.     Written notice of a special meeting stating the place, date and time of the meeting and purpose or purposed for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise required by law.

                Section 7.     Business transacted at any special meeting of stockholders shall be limited to purposes stated in the notice.

                Section 8.     The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, whether present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, such quorum shall not be present or represented any meeting of the stockholders, the stockholders entitled to vote at such meeting, whether present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented.   At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder or record entitled to vote at the meeting.

                Section 9.     When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the stock present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statues or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                Section 10.    Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the common stock having voting power as held by such stockholder, but no proxy shall be effective for more than three years from its date, unless the proxy provides for a longer period.

                Section 11.     Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting for the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III.   DIRECTORS

                Section 1.     The business and affairs of the Corporation shall be managed by or under the direction of a Board of one or more Directors.  The stockholders at their annual meeting shall determine the number of Directors to constitute the Board for the next year, provided that thereafter the authorized number of Directors may be increased by the stockholders of the Board and decreased by the stockholders.  Except as provided in Section 2 of this Article, Directors shall be elected at the annual meeting of the stockholders and each Director shall serve until his or her successor shall be elected and qualify or until his or her earlier resignation or removal.  Directors need not be stockholders.

                Section 2.     Vacancies and newly created Directorships resulting for any increase in the authorized number of Directors may be filled by a majority of the Directors then in office although less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the successors are duly elected and shall qualify, unless sooner displaced.  If there are no Directors in office, than an election of Directors may be held in the manner provided by statue.  If, at the time of filling any vacancy or newly created Directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created Directorships, or to replace the Directors chosen by the Directors then in office.

                Section 3.     Meetings, both regular and special, of the Board of Directors may be held either within or without the state of Delaware.

                Section 4.     Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Meetings of the Board of Directors

                Section 5.     Meetings of the Board of Directors shall be held at those times as are fixed from time to time by resolution of the Board.  Special meetings may be held at any time upon call of the Chairman of the Board, the Chief Executive Officer, the President, or a Vice-President, or a majority of Directors, upon written or telegraphic notice deposited in the U.S. mail or delivered to the telegraph company at least thirty days prior to the day of the meetings.  A meeting of the Board of Directors may be held without notice immediately following the annual meeting of the stockholders.  Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors nor need notice be given of adjourned meetings.  Meetings may be held at any time without notice if all the Directors are present or if, before the meeting, those not present waive such notice in writing.  Notice of a meeting of the Board of Directors need not state the purpose of, nor the business to be transacted at, any meeting.

                Section 6.     At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and the act of the majority of the Directors shall present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by Certificate of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting form time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                Section 7.     Any action required or permitted to be taken at any meeting of the Board of Directors, may participate in a meeting of the Board of Directors, or any Committee thereof may be taken without a meeting, if all member of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with minutes of proceedings of the Board or Committee.

                Section 8.     Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute present in person at the meeting.

Removal of Directors

                Section 9.     At any meeting of the stockholders, any Director or the entire Board of Directors may be removed from office, without assignment of any reason, by the holders of a majority vote of stock issues and outstanding and entitled to vote at an election of Directors.

                Section 10.     When any Director or Directors are removed, new Directors may be elected at the same meeting of the stockholders for the unexpired term of the Director or Directors removed.  If the stockholders fail to elect persons to fill the unexpired term or terms of the Director or Directors removed, these unexpired terms shall be considered vacancies on the Board to be filled by the remaining Directors.

Compensation of Directors

                Section 11.     Directors, and members of any Committee of the Board of Directors, shall be entitled to any reasonable compensation for their services as Directors and members of any Committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expense incurred in attending those meetings.  The compensation of Directors may be on any basis as determined in the resolution of the Board of

Directors.  Any Director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

Committees of Directors

                Section 12.     The Board of Directors, by a resolution or resolutions passed by a majority of the members of the whole Board, may one or more committees, as it may deem appropriate.  Each committee shall consist of at least one Director of the Corporation.  The Board may designate one or more Directors as alternate member of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. A majority of each committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors.  The Board of Directors shall have the power at any time to fill vacancies in, to change the size of membership of, and to discharge any committee.

                Each committee shall have and may exercise any and all powers as are conferred or authorized by the resolution appointing it in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolutions, or amend the bylaws of the Corporation, and no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to the Delaware General Corporation Law.  Such a committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                Section 13.     Each committee shall keep regular minutes of its meetings and report to the same Board of Directors when required.

ARTICLE IV.  OFFICERS

                Section 1.     The officers of the Corporation shall be chosen by the Board of Directors include a president, a secretary and a treasurer.  The Board of Directors may also choose a chairman of the Board, one or more vice presidents and one or more assistant secretaries and assistant treasurers.  The same person may hold any number of offices, unless the Certificate of Incorporation of these bylaws provide otherwise.

                Section 2.     The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and treasurer and such other officers, as it deems necessary or appropriate.

                Section 3.     The Board of Directors may appoint such other officers and agents as it shall deem necessary or appropriate, and such officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                Section 4.     Each officer shall serve until his or her successor is elected and qualified, or until his or her resignation, or removal.  Any officer may be removed from office with or without cause, at any time by the affirmative vote of a majority of the Board of Directors then in office.  The Board of Directors may fill any vacancy occurring in any office of the Corporation from any cause for the unexpired portion of the term.

The President

                Section 5.     The President shall preside at all meetings of the stockholders and the Board of Directors (unless a Chairman of the Board is currently holding office, in which event the chairman of the Board shall preside at such meetings).    She or he shall have general supervision of the affairs of the Corporation, shall sign or countersign all certificates, contracts, or other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall perform any and all other duties as are incident to her or his office or are properly required of him or her by the Board of Directors.

                Section 6.     The President shall execute all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors except where signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation or except as otherwise permitted.

                Section 7.     The Vice-President, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President.  The Vice-President shall have any other duties as are assigned from time to time by the Board of Directors.

The Secretary and Assistant Secretary

                Section 8.     The Secretary shall perform those duties as are incident to the office, or are properly required of them by the Board of Directors, or are assigned to them by the Articles of Incorporation or these Bylaws.  The Assistant Secretary, shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform any other duties as may be assigned by the Board of Directors.

The Treasurer and Assistant Treasurer

                Section 9.     The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursement in books belong to the Corporation and shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such deposits as may be designated by the Board of Directors.

                Section 10.    The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

                Section 11.    The Assistant Treasurer, shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform any other duties as may be assigned by the Board of Directors.

ARTICLE V. CERTIFICATES OF STOCK

                Section 1.     The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form consistent with the Articles of Incorporation as the Board of Directors may from time to time prescribe.

                The certificates of stock shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer of the Corporation, certifying the number of shares owned by such person in the Corporation.

                Section 2.     Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Transfer of Stock

                Section 3.     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Lost Certificates

                Section 4.     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation on account of the alleged loss, theft or destruction of any such certificate or certificates or the issuance of such new certificate or certificates.

Fixing Record Date

                Section 5.     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Registered Stockholders

                Section 6.     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI.  INDEMNIFICATION

                To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party by reason of his current or former position with the Corporation or by reason of the fact that he or she is or was serving, at the request of the Corporation, as a Director, officer, partner, trustee, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise.

ARTICLE VII.  GENERAL PROVISIONS

Dividends

                Section 1.     Subject always to the provisions of law and the Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared in dividends and paid to the stockholders of the Corporation.  The Board of Directors may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary this fund in the Board’s absolute judgment and discretion.

Checks

                Section 2.     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Fiscal Year

                Section 3.     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE VIII.  CORPORATE SEAL

                The Corporation shall have no seal.

ARTICLE IX.  AMENDMENT OF BYLAWS

                These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or the Board of Directors.